 Exhibit 99.1

NEWS RELEASE

Media Contact:

Doug Kline

Sempra Energy

(877) 340-8875

www.sempra.com

Financial Contact:

Kendall Helm

Sempra Energy

(877) 736-7727

investor@sempra.com

SEMPRA ENERGY EARNINGS RISE IN 2015

•

Results Exceed 2015 Adjusted Earnings Guidance

•

Annualized Dividend Raised 8 Percent to $3.02 Per Share

•

Company Sets 2016 Adjusted Earnings-Per-Share Guidance Range at $4.80 to $5.20

SAN DIEGO, Feb. 26, 2016 – Sempra Energy (NYSE: SRE) today reported 2015 earnings of $1.35 billion, or $5.37 per diluted share, up from $1.16 billion, or $4.63 per diluted share, in 2014.

Sempra Energy’s 2015 results included: a $36 million after-tax gain on the sale of the second block of Sempra U.S. Gas & Power’s Mesquite power facility; a benefit of $15 million after tax for San Diego Gas & Electric (SDG&E), due to a reduction in the loss related to the San Onofre Nuclear Generating Station (SONGS); and $10 million after tax in liquefied natural gas (LNG) liquefaction development expenses.  Sempra Energy’s 2014 results reflected $21 million after tax in charges related to SONGS.  Excluding these items in both years, Sempra Energy’s adjusted earnings in 2015 were $1.31 billion, or $5.21 per diluted share, up from $1.18 billion, or $4.71 per diluted share, in 2014.

On Feb. 18, California state regulators confirmed that Southern California Gas Co. (SoCalGas) had permanently sealed the leaking well at its Aliso Canyon natural gas storage facility outside Los Angeles.

“We are pleased SoCalGas was able to permanently stop the Aliso Canyon natural gas leak last week,” said Debra L. Reed, chairman and CEO of Sempra Energy.  “We recognize the disruption the leak has caused to SoCalGas customers living in the neighborhoods adjacent to the Aliso Canyon facility.  SoCalGas is committed to helping local residents return to their normal lives as quickly as possible and also will  support forward-looking regulations to ensure  the safety of natural gas storage operations going forward.

“Despite this operational challenge at SoCalGas, we produced strong financial results in 2015.  We successfully grew operating earnings and outperformed our adjusted earnings guidance for the year. Looking forward, our key capital projects and initiatives are progressing well, and we are executing our five-year financial plan, which we expect will generate earnings growth at about twice the utility industry average.”

Sempra Energy’s fourth-quarter earnings increased to $369 million, or $1.47 per diluted share, in 2015 from $297 million, or $1.18 per diluted share, in 2014.  Excluding SONGS-related items and LNG liquefaction development expenses, Sempra Energy’s adjusted earnings in the fourth quarter 2015 were $370 million, or $1.47 per diluted share, compared with $309 million, or $1.23 per diluted share, in the fourth quarter 2014.

Beginning in the first quarter 2015, SoCalGas adopted an order by the California Public Utilities Commission (CPUC) to recognize revenues from the utility’s core activities on a seasonally adjusted basis (seasonality). The application of seasonality to revenues results in substantially all of SoCalGas’ annual earnings being reported in the first and fourth quarters of the year, but did not affect full-year earnings or cash flow.  Due to seasonality, Sempra Energy’s fourth-quarter 2015 earnings reflected $48 million higher earnings at SoCalGas, compared with the fourth quarter 2014, offsetting the net seasonality impact on earnings through the first three quarters of 2015.

Last week, Sempra Energy’s board of directors approved an 8-percent increase in the company’s annualized dividend to $3.02 per share from $2.80 per share.

CALIFORNIA UTILITIES

San Diego Gas & Electric

SDG&E’s fourth-quarter earnings increased to $144 million in 2015 from $128 million in 2014. Excluding SONGS-related items in both years, SDG&E’s adjusted earnings were $142 million in the fourth quarter 2015, compared with $140 million in the fourth quarter 2014.

SDG&E’s full-year earnings were $587 million in 2015, up from $507 million in 2014, due primarily to increased earnings from electric transmission operations; higher CPUC base margin, net of operating expenses; and the favorable resolution of prior-years’ tax matters. Excluding SONGS-related items in both years, SDG&E’s adjusted earnings were $572 million in 2015, compared with $528 million in 2014.

Southern California Gas Co.

In the fourth quarter 2015, SoCalGas’ earnings were $143 million, up from $76 million in the fourth quarter 2014, due primarily to the impact of seasonality on revenues, which added $48 million of earnings during the most recent quarter, as well as higher CPUC base margin, net of operating expenses.

SoCalGas’ full-year earnings were $419 million in 2015, up from $332 million in 2014, due primarily to a lower effective tax rate, including favorable resolution of prior years’ income-tax matters.  Additionally, in 2015, SoCalGas’ increased earnings were due to higher CPUC base margin, net of operating expenses; a retroactive rate base benefit approved by the CPUC in 2015; and higher regulatory earnings on projects under construction.

SEMPRA INTERNATIONAL

Sempra South American Utilities

In the fourth quarter 2015, Sempra South American Utilities’ earnings were $46 million, down from $63 million in the prior year’s fourth quarter, due primarily to lower income-tax expense in 2014 as a result of Peruvian tax reform.

In 2015, full-year earnings for Sempra South American Utilities were $175 million, compared with $172 million in 2014.

Sempra Mexico

Sempra Mexico’s fourth-quarter earnings were $53 million in 2015, unchanged from 2014.

In 2015, Sempra Mexico’s earnings were $213 million, up from $192 million in 2014, primarily due to a full year of earnings from pipelines that were placed into service in the fourth quarter 2014.

SEMPRA U.S. GAS & POWER

Sempra Natural Gas

In the fourth quarter 2015, Sempra Natural Gas earned $1 million, down from $11 million in the fourth quarter 2014, primarily as a result of lower natural gas prices.

Sempra Natural Gas earned $44 million in 2015, down from $50 million in 2014.

Sempra Renewables

Fourth-quarter earnings for Sempra Renewables were $16 million in 2015, down from $18 million in 2014.

In 2015, earnings for Sempra Renewables were $63 million, down from $81 million in 2014, due primarily to $24 million in gains in 2014 from the sale of 50-percent equity interests in the Copper Mountain Solar 3 and Broken Bow 2 Wind projects.

2016 ADJUSTED EARNINGS GUIDANCE

Sempra Energy today set its 2016 adjusted earnings-per-share guidance range at $4.80 to $5.20.  The adjusted earnings guidance for 2016 excludes any gains or losses on potential acquisitions or asset sales. This adjusted guidance has been updated based on several new assumptions for 2016 with the inclusion of projected LNG development expenses, revised forecasts for natural gas prices and foreign currency effects, and estimates based on the multi-party settlement agreement filed in the California utilities’ 2016 General Rate Case, among other factors.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures for Sempra Energy include fourth-quarter and full-year 2015 and 2014 adjusted earnings and adjusted earnings per share, and 2016 and 2015 adjusted earnings-per-share guidance, as well as fourth-quarter and full-year 2015 and 2014 SDG&E adjusted earnings.  Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the fourth-quarter 2015 financial tables.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. EST with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 2934710.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2015 revenues of more than $10 billion.  The Sempra Energy companies’ 17,000 employees serve more than 32 million consumers worldwide.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like "believes," "expects," "anticipates," "plans," "estimates,"  "projects," "forecasts," "contemplates," "intends," “assumes,” "depends," "should," "could," "would," "will," "confident," "may," "potential," "possible,"  "proposed,"  "target," "pursue," "goals," "outlook," "maintain,”or similar expressions or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.

Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:  local, regional, national and international economic, competitive, political, legislative, legal and regulatory conditions, decisions and developments; actions and the timing of actions, including general rate case decisions, new regulations, issuances of permits to construct, operate and maintain facilities and equipment and use land, franchise agreements and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, California Air Resources Board, South Coast Air Quality Management District, Mexican Competition Commission, cities and counties, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers, and delays in regulatory agency authorization to recover costs in rates from customers; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, moratoriums on the ability to withdraw natural gas from or inject natural gas into storage facilities, pipeline explosions and equipment failures; energy markets; the timing and extent of changes and volatility in commodity prices; and the impact on the value of our natural gas storage assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services; the resolution of civil and criminal litigation and regulatory investigations; risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; capital markets conditions, including the availability of credit and the liquidity of our investments, and inflation, interest and currency exchange rates; cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; terrorist attacks that threaten system operations and critical infrastructure; and wars; the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects; weather conditions, natural disasters, catastrophic accidents, equipment failures and other events that may disrupt our operations, damage our facilities and systems, cause the release of greenhouse gasses, radioactive materials and harmful emissions, and subject us to third-party liability for property damage or personal injuries, some of which may not be covered by insurance; disallowance of regulatory assets associated with, or decommissioning costs of, the San Onofre Nuclear Generating Station facility due to increased regulatory oversight, including motions to modify settlements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources and increased reliance on natural gas and natural gas transmission systems; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on the company's website at www.sempra.com.  Investors should not rely unduly on any forward-looking statements.  These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, Sempra U.S. Gas & Power, LLC, and Sempra Partners, LP, are not the same companies as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra International, LLC, Sempra U.S. Gas & Power, LLC, and Sempra Partners, LP, are not regulated by the California Public Utilities Commission. Sempra International's underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power's underlying entities include Sempra Renewables and Sempra Natural Gas.

SEMPRA ENERGY
Table A

CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2015 (1)	2014	2015	2014
	(unaudited)
REVENUES
Utilities	$ 2,486	$ 2,440	$ 9,254	$ 9,758
Energy-related businesses	215	307	977	1,277
Total revenues	2,701	2,747	10,231	11,035
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(348)	(450)	(1,134)	(1,758)
Cost of electric fuel and purchased power	(491)	(520)	(2,136)	(2,281)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(73)	(125)	(335)	(552)
Other cost of sales	(37)	(41)	(148)	(163)
Operation and maintenance	(823)	(804)	(2,895)	(2,935)
Depreciation and amortization	(325)	(290)	(1,250)	(1,156)
Franchise fees and other taxes	(109)	(107)	(423)	(408)
Plant closure adjustment (loss)	5	(19)	26	(6)
Gain on sale of equity interests and assets	8	14	70	62
Equity earnings, before income tax	25	19	104	81
Other income, net	38	19	126	137
Interest income	6	7	29	22
Interest expense	(145)	(136)	(561)	(554)
Income before income taxes and equity earnings of certain
unconsolidated subsidiaries	432	314	1,704	1,524
Income tax expense	(65)	(9)	(341)	(300)
Equity earnings, net of income tax	21	16	85	38
Net income	388	321	1,448	1,262
Earnings attributable to noncontrolling interests	(19)	(24)	(98)	(100)
Preferred dividends of subsidiary	―	―	(1)	(1)
Earnings	$ 369	$ 297	$ 1,349	$ 1,161

Basic earnings per common share	$ 1.48	$ 1.21	$ 5.43	$ 4.72
Weighted-average number of shares outstanding, basic (thousands)	248,722	246,448	248,249	245,891

Diluted earnings per common share	$ 1.47	$ 1.18	$ 5.37	$ 4.63
Weighted-average number of shares outstanding, diluted (thousands)	251,450	251,333	250,923	250,655

Dividends declared per share of common stock	$ 0.70	$ 0.66	$ 2.80	$ 2.64

(1) Reflects the impact of seasonalization at Southern California Gas as discussed on Table D.

SEMPRA ENERGY
Table A (Continued)

Sempra Energy Consolidated

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED EARNINGS EXCLUDING GAIN ON SALE IN 2015, PLANT CLOSURE ADJUSTMENTS IN 2015 AND 2014 AND LNG LIQUEFACTION EXPENSES IN 2015 (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share exclude 1) in the year ended December 31, 2015, a $36 million gain on the sale of the remaining block of the Mesquite Power plant, 2) also in the year ended December 31, 2015, a $15 million reduction in the plant closure loss related to the San Onofre Nuclear Generating Station (SONGS), including $13 million in the first quarter, primarily due to California Public Utilities Commission (CPUC) approval of a compliance filing related to San Diego Gas & Electric Company's (SDG&E) authorized recovery of its investment in SONGS and $2 million in net proceeds received in the fourth quarter for the shareholder portion of a settlement agreement with Nuclear Electric Insurance Limited (NEIL) to resolve all of SONGS' insurance claims arising out of the failures of replacement steam generators, 3) in the year ended December 31, 2014, a $21 million charge, including $12 million in the fourth quarter, to adjust the total plant closure loss resulting from the early retirement of SONGS, and 4) in the three months and year ended December 31, 2015, $3 million and $10 million, respectively, of liquefied natural gas (LNG) liquefaction development expenses. Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share, and the Earnings-Per-Share Growth Rate based on Adjusted Earnings Per Share, are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2014 to 2015 and to future periods, and also as a base for projection of future compounded annual growth rate. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings, Diluted Earnings Per Common Share and the Earnings-Per-Share Growth Rate, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended			Years ended
	December 31,			December 31,
(Dollars in millions, except per share amounts)	2015		2014	2015		2014
Sempra Energy GAAP Earnings	$ 369		$ 297	$ 1,349		$ 1,161
Exclude:
Gain on sale of Mesquite Power block 2	―		―	(36)		―
Plant closure (adjustment) loss	(2)		12	(15)		21
LNG liquefaction development expenses	3		―	10		―
Sempra Energy Adjusted Earnings	$ 370		$ 309	$ 1,308		$ 1,182

Diluted earnings per common share:
Sempra Energy GAAP Earnings	$ 1.47	(1)	$ 1.18	$ 5.37	(1)	$ 4.63
Sempra Energy Adjusted Earnings	$ 1.47	(2)	$ 1.23	$ 5.21	(2)	$ 4.71
Weighted-average number of shares outstanding, diluted (thousands)	251,450		251,333	250,923		250,655
(1) Percentage increases in 2015 compared to 2014 based on GAAP Earnings Per Share for fourth quarter and year-to-date (Earnings-Per-Share Growth Rate) were 25% and 16%, respectively.
(2) Percentage increases in 2015 compared to 2014 based on Adjusted Earnings Per Share for fourth quarter and year-to-date (Earnings-Per-Share Growth Rate) were 20% and 11%, respectively.

SEMPRA ENERGY 2015 AND 2016 ADJUSTED EARNINGS-PER-SHARE GUIDANCE RANGES (Unaudited)

Sempra Energy 2015 Adjusted Earnings-Per-Share Guidance Range of $4.95 to $5.15 excluded 1) a $0.14 per diluted share after-tax gain from the April 2015 sale of the remaining block of the Mesquite Power plant, 2) $0.05 per diluted share from a reduction in the first quarter of 2015 in the plant closure loss related to SONGS, and 3) $0.05 per diluted share for estimated after-tax development expenses associated with LNG liquefaction development. Sempra Energy 2016 Adjusted Earnings-Per-Share Guidance Range of $4.80 to $5.20 excludes 1) any potential gain from the remeasurement of our equity method investment in Gasoductos de Chihuahua (GdC), a 50-50 joint venture between our Mexican subsidiary, IEnova, and Petróleos Mexicanos (PEMEX), in connection with the potential acquisition by IEnova of PEMEX’s 50-percent interest in GdC, and 2) any earnings impact as a result of our plan to market and sell the Termoeléctrica de Mexicali natural gas-fired power plant in Mexico. Sempra Energy 2015 and 2016 Adjusted Earnings-Per-Share Guidance are non-GAAP financial measures. Because of the significance and nature of the excluded items, management believes these non-GAAP measures provide better clarity into the ongoing results of the business and the comparability of such results to prior and future periods. Sempra Energy 2015 and 2016 Adjusted Earnings-Per-Share Guidance should not be considered an alternative to diluted earnings per share determined in accordance with GAAP. As the parties are in the process of restructuring the GdC transaction and an agreement for the sale of the Termoeléctrica de Mexicali plant has yet to be obtained, any potential earnings impact from these transactions cannot be reasonably estimated at this time, and accordingly, we are not able to provide a corresponding GAAP equivalent to our 2016 Adjusted Earnings-Per-Share Guidance.

San Diego Gas & Electric Company (SDG&E)

RECONCILIATION OF SDG&E GAAP EARNINGS TO ADJUSTED EARNINGS EXCLUDING PLANT CLOSURE ADJUSTMENTS IN 2015 AND 2014 (Unaudited)

SDG&E Adjusted Earnings exclude 1) in the year ended December 31, 2015, a $15 million reduction in the plant closure loss related to SONGS, including $13 million in the first quarter, primarily due to CPUC approval of a compliance filing related to SDG&E's authorized recovery of its investment in SONGS and $2 million in net proceeds received in the fourth quarter for the shareholder portion of a settlement agreement with NEIL to resolve all of SONGS' insurance claims arising out of the failures of replacement steam generators, and 2) in the year ended December 31, 2014, a $21 million charge, including $12 million in the fourth quarter, to adjust the total plant closure loss resulting from the early retirement of SONGS. SDG&E Adjusted Earnings is a non-GAAP financial measure. Because of the significance and nature of these items, management believes that this non-GAAP financial measure provides a more meaningful comparison of the performance of SDG&E's business operations from 2014 to 2015 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods this non-GAAP financial measure to SDG&E Earnings, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

	Three months ended			Years ended
	December 31,			December 31,
(Dollars in millions)	2015		2014	2015		2014
SDG&E GAAP Earnings	$ 144		$ 128	$ 587		$ 507
Exclude:
Plant closure (adjustment) loss	(2)		12	(15)		21
SDG&E Adjusted Earnings	$ 142		$ 140	$ 572		$ 528

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in millions)	2015	2014(1)

Assets
Current assets:
Cash and cash equivalents	$ 403	$ 570
Restricted cash	27	11
Accounts receivable, net	1,473	1,394
Due from unconsolidated affiliates	6	38
Income taxes receivable	30	45
Deferred income taxes	―	305
Inventories	298	396
Regulatory balancing accounts – undercollected	307	746
Fixed-price contracts and other derivatives	80	93
Asset held for sale, power plant	―	293
Other	267	293
Total current assets	2,891	4,184

Investments and other assets:
Restricted cash	20	29
Due from unconsolidated affiliates	186	188
Regulatory assets	3,273	3,031
Nuclear decommissioning trusts	1,063	1,131
Investments	2,905	2,848
Goodwill	819	931
Other intangible assets	404	415
Dedicated assets in support of certain benefit plans	464	512
Insurance receivable for Aliso Canyon costs	325	―
Sundry	761	480
Total investments and other assets	10,220	9,565
Property, plant and equipment, net	28,039	25,902
Total assets	$ 41,150	$ 39,651

Liabilities and Equity
Current liabilities:
Short-term debt	$ 622	$ 1,733
Accounts payable	1,275	1,353
Due to unconsolidated affiliates	14	2
Dividends and interest payable	303	282
Accrued compensation and benefits	423	373
Regulatory balancing accounts – overcollected	34	―
Current portion of long-term debt	907	469
Fixed-price contracts and other derivatives	56	55
Customer deposits	153	153
Reserve for Aliso Canyon costs	274	―
Other	551	649
Total current liabilities	4,612	5,069
Long-term debt	13,134	12,086

Deferred credits and other liabilities:
Customer advances for construction	149	144
Pension and other postretirement benefit plan obligations, net of plan assets	1,152	1,064
Deferred income taxes	3,157	3,003
Deferred investment tax credits	32	37
Regulatory liabilities arising from removal obligations	2,793	2,741
Asset retirement obligations	2,126	2,048
Fixed-price contracts and other derivatives	240	255
Deferred credits and other	1,176	1,104
Total deferred credits and other liabilities	10,825	10,396
Equity:
Total Sempra Energy shareholders’ equity	11,809	11,326
Preferred stock of subsidiary	20	20
Other noncontrolling interests	750	754
Total equity	12,579	12,100
Total liabilities and equity	$ 41,150	$ 39,651

(1)	As adjusted for the retrospective adoption of Accounting Standards Update 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs.

SEMPRA ENERGY
Table C

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
(Dollars in millions)	2015	2014

Cash Flows from Operating Activities
Net income	$ 1,448	$ 1,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,250	1,156
Deferred income taxes and investment tax credits	239	146
Gain on sale of equity interests and assets	(70)	(62)
Plant closure (adjustment) loss	(26)	6
Equity earnings	(189)	(119)
Fixed-price contracts and other derivatives	(10)	(25)
Other	75	108
Net change in other working capital components	699	(375)
Insurance receivable for Aliso Canyon costs	(325)	―
Changes in other assets	(162)	19
Changes in other liabilities	(24)	45
Net cash provided by operating activities	2,905	2,161

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(3,156)	(3,123)
Expenditures for investments and acquisition of businesses	(200)	(240)
Proceeds from sale of equity interests and assets, net of cash sold	373	149
Distributions from investments	15	13
Proceeds from sales by nuclear decommissioning and other trusts	577	601
Purchases of nuclear decommissioning and other trust assets	(531)	(613)
Increases in restricted cash	(100)	(152)
Decreases in restricted cash	93	155
Advances to unconsolidated affiliates	(31)	(185)
Repayments of advances to unconsolidated affiliates	74	18
Other	1	35
Net cash used in investing activities	(2,885)	(3,342)

Cash Flows from Financing Activities
Common dividends paid	(628)	(598)
Preferred dividends paid by subsidiary	(1)	(1)
Issuances of common stock	52	56
Repurchases of common stock	(74)	(38)
Issuances of debt (maturities greater than 90 days)	2,992	3,272
Payments on debt (maturities greater than 90 days)	(1,854)	(2,034)
(Decrease) increase in short-term debt, net	(622)	412
Purchase of noncontrolling interests	―	(74)
Net distributions to noncontrolling interests	(73)	(104)
Tax benefit related to share-based compensation	52	―
Other	(17)	(37)
Net cash (used in) provided by financing activities	(173)	854

Effect of exchange rate changes on cash and cash equivalents	(14)	(7)

Decrease in cash and cash equivalents	(167)	(334)
Cash and cash equivalents, January 1	570	904
Cash and cash equivalents, December 31	$ 403	$ 570

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended			Years ended
	December 31,			December 31,
(Dollars in millions)	2015		2014	2015	2014
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 144		$ 128	$ 587	$ 507
Southern California Gas	143	(1)	76	419	332
Sempra International:
Sempra South American Utilities	46		63	175	172
Sempra Mexico	53		53	213	192
Sempra U.S. Gas & Power:
Sempra Renewables	16		18	63	81
Sempra Natural Gas	1		11	44	50
Parent and other	(34)		(52)	(152)	(173)
Earnings	$ 369		$ 297	$ 1,349	$ 1,161

	Three months ended			Years ended
	December 31,			December 31,
(Dollars in millions)	2015		2014	2015	2014
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 298		$ 310	$ 1,133	$ 1,100
Southern California Gas	406		340	1,352	1,104
Sempra International:
Sempra South American Utilities	49		48	154	174
Sempra Mexico	117		63	302	325
Sempra U.S. Gas & Power:
Sempra Renewables	38		45	105	404
Sempra Natural Gas	38		38	260	230
Parent and other	―		7	50	26
Consolidated Capital Expenditures and Investments	$ 946		$ 851	$ 3,356	$ 3,363

(1)
Results for the three months ended December 31, 2015 for Southern California Gas (SoCalGas) reflect the adoption of a California Public Utilities Commission decision requiring SoCalGas to recognize annual revenue for core natural gas customers using seasonal factors, instead of recognizing such revenue ratably over the year as was previously required. For the three months ended December 31, 2015 compared to the same period in 2014, this "seasonalization" resulted in $48 million higher earnings. While this seasonalization caused variability in results from quarter to quarter within the year, it did not impact full-year 2015 results.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
UTILITIES	2015	2014	2015	2014

California Utilities – SDG&E and SoCalGas
Gas Sales (Bcf)(1)	102	87	329	326
Transportation (Bcf)(1)	169	179	669	691
Total Deliveries (Bcf)(1)	271	266	998	1,017
Total Gas Customers (Thousands)			6,774	6,735

Electric Sales (Millions of kWhs)(1)	4,314	4,099	16,264	16,467
Direct Access (Millions of kWhs)	969	887	3,652	3,648
Total Deliveries (Millions of kWhs)(1)	5,283	4,986	19,916	20,115
Total Electric Customers (Thousands)			1,426	1,417

Other Utilities
Natural Gas Sales (Bcf)
Sempra Mexico	6	6	25	24
Mobile Gas(2)	12	9	47	38
Willmut Gas	1	1	3	3
Natural Gas Customers (Thousands)
Sempra Mexico			113	106
Mobile Gas(2)			85	86
Willmut Gas			19	19
Electric Sales (Millions of kWhs)
Peru	1,854	1,829	7,549	7,287
Chile	715	752	2,887	2,944
Electric Customers (Thousands)
Peru			1,053	1,029
Chile			672	657

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico	1,039	1,144	3,821	4,225

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(3)	740	717	2,851	2,536
Sempra Natural Gas(4)	806	1,439	3,129	5,309

(1) Includes intercompany sales.
(2) Includes transportation.
(3)
Includes 50 percent of total power sold related to solar and wind projects in which Sempra Energy has 50-percent ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method.

(4)	Sempra Natural Gas sold the remaining 625-megawatt block of its Mesquite Power natural gas-fired power plant in April 2015.